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                                                                       EXHIBIT J

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in Post-Effective Amendment No. 4 under the Securities Act of 1933 and Amendment No. 8 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 333-61366 and 811-10385) and related Prospectus and Statement of Additional Information of Pacific Funds and to the incorporation by reference therein of our report dated May 16, 2002, with respect to the financial statements and financial highlights of PF AIM Blue Chip Fund, PF AIM Aggressive Growth Fund, PF INVESCO Health Sciences Fund, PF INVESCO Technology Fund, PF Janus Strategic Value Fund, PF Janus Growth LT Fund, PF Lazard International Value Fund, PF MFS Mid-Cap Growth Fund, PF MFS Global Growth Fund, PF PIMCO Managed Bond Fund, PF Pacific Life Money Market Fund, PF Putnam Equity Income Fund, PF Putnam Research Fund, and PF Salomon Brothers Large-Cap Value Fund, included in the Annual Report for the periods indicated therein ending March 31, 2002, filed with the Securities and Exchange Commission.



                                              /s/ Ernst & Young LLP
                                              ---------------------

Los Angeles, California
June 18, 2002